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                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          As independent public accountants, we hereby consent to the incorporation of our report dated June 23, 1999, in this registration statement (Form SB-2) of Bookdigital.com, Inc.




          Simon Krowitz Bolin & Associate, P.A.
          Certified Public Accountants

          Simon Krowitz Bolin & Associates, P.A.


          Dated: November 8, 1999
          1130 Rockville Pike, Suite 800
          Rockville, MD 20852
          301-468-7700



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          To The Board of Directors of
          Bookdigital.com, Inc.

                             Re: Bookdigital.com, Inc.



          SCHONFELD & WEINSTEIN, L.L.P. does hereby consent to the use of our opinion dated November 8, 1999, to Bookdigital.com, Inc. to be used and filed in connection with the SB-2 Registration Statement and Prospectus, as filed with the Securities and Exchange Commission.





          Schonfeld & Weinstein, L.L.P.

          SCHONFELD & WEINSTEIN, L.L.P.

          Dated: November 8, 1999